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                                                                   Exhibit 10.37

                            INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (the "Agreement") is executed on and entered
into as of         to be effective as of              (the "Effective Date") by
           -------                       ------------
and between Monitronics International, Inc., a Texas corporation (the
"Company"), and             ("Director").
                -----------

     The Company is required or permitted under certain circumstances to indemnify directors of the Company against liability incurred by them in such capacities or by reason of occupying such position. The Company desires to have Director serve as a director of the Company, and Director desires to serve, provided that he is indemnified by the Company. This is the Indemnification Agreement referred to in the Second Amended and Restated Shareholders Agreement (the "Shareholders Agreement") entered into on March 9, 1999 by the Company and the Shareholders named therein.

     The parties agree as follows:

                                1. Definitions.

     Unless the context requires otherwise, for purposes of this Agreement:

     (a) "Act" shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and as hereafter amended, and any successor statute;

     (b) the terms "proceedings," "expenses" and other terms defined in Article 2.02-1 of the Act are used herein with the meanings as so defined under the Act; and

     (c) the phrase "serving in a representative capacity at the request of the Company" means serving at the request of the Company as a director, Director, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                                  2. Indemnity.

     (a) The Company agrees to indemnify Director to the fullest extent permitted by the Act, as soon as practicable but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder against expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement of such proceeding) incurred by or on behalf of Director in connection with any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding because he is or was a director or officer of the Company or because he is or was serving in a representative capacity at the request of the Company.

     (b) Reasonable expenses incurred by Director in connection with a proceeding referred to in paragraph 2A in advance of the final disposition of the proceeding and without the

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determination specified in Sections F or G of Article 2.02-1 of the Act, promptly upon receipt by the Company of:

          (i) a written affirmation by Director of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act; and

          (ii) a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed pursuant to this paragraph 2(b) if it is ultimately determined that he has not met the standard of conduct necessary for indemnification under the Act or if it is ultimately determined that indemnification of Director against expenses incurred by him in connection with that proceeding is prohibited by Section E of Article 2.02-1 of the Act.

     (c) This Agreement makes mandatory the indemnification permitted under Section B of Article 2.02-1 of the Act with respect to expenses incurred in connection with a proceeding described in such provision and shall be deemed to constitute authorization of indemnification in the manner required by the Act.

                      3. Notification and Defense of Claim.

     (a) Promptly after receipt by Director of notice of the commencement of any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding, if a claim for indemnity in connection with such proceeding is to be made against the Company under this Agreement, will promptly notify the Company of the commencement thereof. With respect to any such proceeding other than a proceeding brought by or on behalf of the Company or as to which Director shall have made the determination provided for in (ii) below, the Company will be entitled to participate therein at its own expense, and the Company may assume the defense thereof with counsel satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to indemnify Director under this Agreement against expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to select and employ counsel in a proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be borne by Director unless (i) the employment of such counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, and in each case the fees and expenses of counsel shall be subject to the indemnity provided hereunder by the Company; provided, however, that in the event any other person indemnified by the Company is also named or threatened to be named defendant or respondent in a proceeding referred to in (ii) above, the fees and expenses of only one counsel employed by Director and all such other persons shall be subject to indemnity hereunder.

     (b) Promptly following receipt by the Company from Director of any claim for indemnity hereunder, the Company shall in good faith make or cause to be made any determination as to reasonableness of expenses and determination that indemnification is permissible as may be required pursuant to the Act and, as soon as practicable, but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder, following such determination, the Company shall pay or cause to be paid to Director in cash the amount of the expenses indemnified

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hereunder and so determined to be reasonable and permissible. Such payment shall be made out of the assets of the Company.

                                4. Miscellaneous.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Director to serve or continue to serve as a director or in a representative capacity at the request of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity and in serving as a director of the Company or in a representative capacity at the request of the Company hereafter, whether or not Director serves in any such capacity on the date of this Agreement. All agreements and obligations of the Company contained herein shall continue during the period that Director serves as a director of the Company or in a representative capacity at the request of the Company and thereafter so long as Director shall be subject to any possible claim or pending, threatened or completed proceeding by reason of the fact that Director was a Director or served in any other representative capacity.

     (b) In the event Director is required to bring any action to enforce his rights or to collect any amount due him under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director's fees and expenses (including, without limitation, reasonable attorney's fees) in bringing and pursuing such action.

     (c) Each of the provisions (including any provision within a single paragraph or sentence) of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such remaining provisions shall remain enforceable to the fullest extent permitted by law.

     (d) This Agreement shall be interpreted and enforced in accordance with the internal laws but not the law of conflicts of the State of Texas.

     (e) This Agreement and the terms hereof shall be binding upon and inure to the benefit of the Company and Director, and their respective successors and assigns.

     (f) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     (g) The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Director may be entitled under any provision of the Act, the Articles of Incorporation or bylaws of the Company or of any other corporation, or any other agreement or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be affording currently under the Company's bylaws and this Agreement, it is the intent of parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

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     (h) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

     If to the Director:

                         ------------------

                         ------------------
                         Attn:
                         Facsimile:

     If to the Company:

                         Monitronics International, Inc.
                         12801 Stemmons Freeway
                         Suite 821
                         Dallas, Texas 75234
                         Attention: President
                         Facsimile: (972) 243-7443

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

                                      * * *

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     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

                                      The Company:

                                      Monitronics International, Inc.


                                      By:
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                                          James R. Hull, President

                                      Director:

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